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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                         ELDORADO FINANCIAL GROUP, INC.

         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Nevada, do hereby set forth as follows:

         FIRST:  The name of the corporation is:

                         ELDORADO FINANCIAL GROUP, INC.

         SECOND: The address of the resident agent of this corporation in this State is c/o United Corporate Services, Inc., 202 South Minnesota Street, in the City of Carson City, County of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

         FOURTH: The corporation shall be authorized to issue the following shares:

         CLASS                      NUMBER OF SHARES            PAR VALUE
         -----                      ----------------            ---------
         COMMON                     100,000,000                 $.001


         FIFTH: The number of directors constituting the initial Board of Directors is three (3); and the names and addresses of those constituting the initial Board of Directors, to serve until the first annual meeting of shareholders, or until the successors are elected and qualify, are as follows:

          NAME                               ADDRESS
          ----                               -------

          Michael A. Barr                    10 Bank Street
                                             White Plains, New York 10606

          Robert F. Gilhooley                10 Bank Street
                                             White Plains, New York 10606

          Maria R. Fischetti                 10 Bank Street
                                             White Plains, New York 10606


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         SIXTH:  The names and addresses of the incorporators are as follows:

         NAME                                ADDRESS
         ----                                -------

         Michael A. Barr                     10 Bank Street
                                             White Plains, New York 10606

         Maria R. Fischetti                  10 Bank Street
                                             White Plains, New York 10606


         SEVENTH:  The period of duration of the corporation shall be perpetual.

         EIGHTH: The personal liability of the directors of the corporation to the corporation or to its shareholders is hereby eliminated to the fullest extent permitted by Section 78.037 of the General Corporation Law of Nevada.

         NINTH: The corporation may, to the fullest extent permitted by Section
78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

         IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this twenty-second day of June, 2001.


                                            --------------------------------
                                            Michael A. Barr, Incorporator



                                            --------------------------------
                                            Maria R. Fischetti, Incorporator





                                       2
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                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION FOR
                           NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -

1.       Name of corporation:  ElDorado Financial Group, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

         FIRST: The name of the corporation is Composite Technology Corporation.

         FOURTH: The corporation shall be authorized to issue the following shares: (a) 200,000,000 shares of Common Stock, par value $.001 per share; and (b) 5,000,000 shares of Preferred Stock, par value $.001 per share. Subject to the limitations prescribed by law, the Board of Directors of the corporation shall have the authority to cause the issuance of one or more series of Preferred Stock, and with respect to each such series, to fix by resolution or resolutions providing for the issuance of such series, the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences, and relative, participating, optional or other special rights and the qualifications, limitations or restrictions hereof. The Board of Directors shall have all powers and rights with respect to the Preferred Stock which are not inconsistent with any limitations prescribed by law of this ARTICLE FOURTH.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%.

4.       Officer Signature (Required):

         -----------------------------    -------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment, regardless of limitations or restrictions on the voting power thereof.



IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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